Exhibit 99.1

For Immediate Release
Maxygen Announces Hold on MAXY-alpha Development Program
REDWOOD CITY, Calif., September 21, 2007—Roche has advised Maxygen, Inc. (Nasdaq: MAXY) that it has voluntarily placed a hold on further clinical development of MAXY-alpha, also known as R7025. MAXY-alpha is a novel interferon-alpha for the treatment of Hepatitis C and Hepatitis B virus infections and is licensed to Roche.
Preliminary observations from a Phase I trial indicate that an unexpected reduction of the pharmacodynamic and pharmacokinetic effects of MAXY-alpha occurred in the majority of subjects who received two doses of MAXY-alpha. In addition, antibodies binding to MAXY-alpha were identified in some subjects. Roche has initiated additional investigational studies in order to assess these results.
“We are all surprised by these unexpected findings,” said Russell Howard, Maxygen’s chief executive officer. “We don’t yet know how this will impact the future timing or advancement of the program. Roche has now started additional work to assess the meaning and significance of these results. We will provide an update once all relevant information is collected and evaluated.”
About the Maxygen and Roche Agreement
Maxygen and Roche entered into an agreement in 2003 to develop novel interferon alpha and beta products for a wide range of indications. Roche licensed from Maxygen worldwide commercialization rights to specific novel interferon product candidates for the treatment of Hepatitis C and B virus infections. Maxygen received an initial payment, full research and development funding for work done by Maxygen in the first two years of the collaboration, and milestone payments for the advancement of the MAXY-alpha product candidate. In addition, Maxygen is eligible to receive milestone payments and royalties based on any product sales.
About Maxygen
Maxygen is a biopharmaceutical company focused on developing improved versions of protein drugs. We look for opportunities where our proprietary protein modification technologies can address significant therapeutic needs. For more information about Maxygen’s products and technologies, visit www.maxygen.com.
Forward-Looking Statements
This news release contains forward-looking statements about our research and business prospects, including those relating to our ability to develop any human therapeutic products suitable for commercialization; whether Roche will resume the clinical development of our MAXY-alpha product candidates or undertake any other development activities related to the MAXY-alpha development program, and the timing of any such development or activities; the nature, scope and timing of any further evaluation by Roche of the data that resulted in a voluntary hold on the clinical development of MAXY-alpha and whether any such evaluation will adequately assess the meaning or significance of such data or the suitability of MAXY-alpha for further development; the success or continuation of our MAXY-alpha development program and our existing collaboration with Roche; and, if such development program is continued, whether we will receive any future milestone payments or royalties from Roche relating to our MAXY-alpha product candidates. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. Among other things these risks and uncertainties include, but are not limited to, changing research and business priorities of Maxygen and/or Roche, the inherent uncertainties of pharmaceutical research and drug development, our ability to develop human therapeutic drugs in an increasingly competitive biotechnology industry and the uncertain timing of such development, the development of superior products by competitors, and our ability to establish and maintain our research and commercialization collaborations and manufacturing arrangements. These and other risk factors are more fully discussed in our Form 10-K for the year ended December 31, 2006, including under the caption “Risk Factors”, and in our other periodic SEC reports, all of which are available from Maxygen at www.maxygen.com. Maxygen disclaims any obligation to update or revise any forward-looking statement contained in this release as a result of new information or future events or developments.
Contact:
Michele Boudreau
Investor and Public Relations
650.279.2088
michele.boudreau@maxygen.com
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